Exhibit 99.1

CONTACT
Donna Giordano
972-471-6512
ir@mannatech.com

Mannatech Announces Results of Annual Shareholders’ Meeting

FLOWER MOUND, Texas-June 21, 2021- Mannatech, Incorporated (Nasdaq: MTEX) ("Mannatech"), a global health and wellness company committed to transforming lives to make a better world, announced that its shareholders passed all proposals put to a vote at Mannatech’s annual shareholder meeting (the "Meeting") held Tuesday, June 15, 2021.

Mannatech’s Chairman of the Board, J. Stanley Fredrick, chaired the Meeting and David Johnson, Mannatech’s Chief Financial Officer, spoke to the shareholders sharing the company’s financial results for 2020 and the first quarter of 2021.

There were 2,063,280 outstanding shares of Mannatech’s common stock as of April 16, 2021 entitled to vote and 1,450,658 shares, or approximately 70.3% represented at the Meeting, either in person or by proxy.

The following matters were submitted and voted upon at the Meeting:

1. Mannatech shareholders voted on the election of two individual to the Board of Directors as Class I Directors to hold office until 2024 as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Broker Non-Votes
Larry A. Jobe	870,161	141,699	438,798
Kevin Robbins	992,713	19,147	438,798

2. Mannatech shareholders voted to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
1,410,565	40,063	30	0

3. Mannatech shareholders approved, on an advisory basis, the compensation of Mannatech’s named executive officers as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
972,425	37,178	2,257	438,798

To begin improving your life and the lives of those around you, please visit Mannatech.com.

About Mannatech
Mannatech, Incorporated, is committed to transforming lives through the development, marketing, and sales of high-quality, proprietary nutritional supplements, topical and skin care and anti-aging products, and weight-management products distributed through its global network of independent associates and members. The company has been operating for more than 25 years of experience with operations in 25 markets^. For more information, visit Mannatech.com.

^Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements.” These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the SEC and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech's ability to complete the anticipated tender offer in a timely manner or at all, the price at which shares of the Company's common stock may trade on Nasdaq, which may be higher or lower than the purchase price in the anticipated tender offer, uncertainty as to the number of shares purchased in the tender offer, the impact of the outbreak of the novel coronavirus ("COVID-19") pandemic, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the SEC, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.